UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2007

Procera Networks, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cooper Court, Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

 (408) 354-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2007, Douglas J. Glader retired from the positions of Chief Executive Officer (“CEO”) and Chairman of the Board of Directors and as a Director of Procera Networks, Inc. (the “Company” or “Procera”).  His retirement was effective immediately.

On November 2, 2007, the Company’s Board of Directors appointed Thomas H. Williams, age 69, to the role of the CEO on an interim basis.  Mr. Williams is the Company’s current Chief Financial Officer (“CFO”) and Secretary, and he has served in these roles since in March 2006.  Additionally, Mr. Williams has served as a member of the Company’s Board of Directors since its October 2003 merger, and was a Director of its predecessor, Procera Networks, Inc., from May 2002 to October 2003.

Mr. Williams has 20 years’ experience as CFO and General Counsel in start-up and medium-sized venture capital-backed technology companies.  Immediately prior to joining Procera, Mr. Williams was CFO at Bandwidth9 from 1999 through 2003 and CEO in 2003 and 2004.   Bandwidth9 developed tunable lasers for the fiber optics industry.  From 1993 to 1997, Mr. Williams was in the private practice of law.  In 1997 he was appointed as CFO of IC WORKS, Inc., a venture capital-backed semiconductor company, on an interim basis to guide a financial turnaround.  Within six months, the company was brought from near bankruptcy to a cash positive position, which allowed the company to be sold in 1998 for more than $100 million.  From 1984 though 1993, Mr. Williams was CFO and General Counsel for Greyhawk Systems, an innovator in high-resolution electronic imaging, which was sold in 1993.  In 1976, Mr. Williams and two partners took over management of Altus Corporation, guided the company through bankruptcy and raised venture capital.  In 1971, Mr. Williams joined the management team of Measurex Corp., a process control start-up, responsible for engineering project budgeting and patent matters as the company grew from $4 million to $50 million in revenues.  Mr. Williams holds a B.S. degree in electrical engineering and a law degree from the University of Minnesota and a M.B.A. from the University of California at Berkeley.  He is a member of the California, New York (inactive), Federal and Patent bars.

On October 17, 2007, the Company’s Compensation Committee recommended and the Board of Directors approved a $50,000 bonus payment to Mr. Glader, the Company’s former CEO in recognition of the Company’s performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.

By:
	Name:	Thomas H. Williams
	Title:	Chief Financial Officer & Interim Chief Executive Officer

Dated: November 8, 2007